UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 5, 2007

Plush Mall, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-52645

(Commission File Number)

20-4119257

(IRS Employer Identification No.)

2764 Lake Sahara Drive, Suite 111

Las Vegas, Nevada 89117

(Address of principal executive offices)(Zip Code)

(702) 938- 3656

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modification to Rights of Security Holders

The Board of Directors of Plush Mall, Inc., a Nevada corporation (“Plush Mall”), approved an amendment to Plush Mall’s Articles of Incorporation increasing the number of authorized shares of common stock from 75,000,000 to 750,000,000 and effecting a ten-for-one (10:1) forward split of Plush Mall’s issued and outstanding shares of common stock. Approval of Plush Mall’s stockholders was not required to be obtained, as authorized by NRS Section 78.207, et seq. The forward split was effective as of the opening of business on October 5, 2007. As a result of the forward stock split, each share of Plush Mall’s common stock issued and outstanding on such date was split into 10 shares of the Registrant’s common stock.

A copy of the Certificate of Change, effecting an amendment to Plush Mall’s Articles of Incorporation is filed herewith as Exhibit 3.1.

Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Effective October 5, 2007, Plush Mall filed, with the Secretary of State of the State of Nevada, a Certificate of Change, effecting amendment to its Articles of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 750,000,000 and effect a ten-for-one (10:1) forward split of Plush Mall’s shares of common stock outstanding on such date. A description of the forward split is contained in Item 3.03 of this Current Report on Form 8-K which description is incorporated herein by this reference.

Item 8.01 Other Events

Plush Mall’s new ticker symbol for its shares of common stock quoted on the Over-the-Counter Bulletin Board, in connection with the for the forward split, is “PMLL”.

Item 9.01 Financial statements and Exhibits

(d) Exhibits

The following exhibit is filed as part of this report:

3.1.2 Certificate of Change

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    Plush Mall, Inc.

(Registrant)

Date: October 12, 2007                                                                    By: /s/ Lorne Reicher

Name: Lorne Reicher

Title: President